PRC Qingdao Lawyer
中华人民共和国 青岛 律师

Address	No. 81 building, Hongkong east road, 316 266000, Qingdao, PR China
地址	中华人民共和国，山东省青岛市香港东路 316 号，81 号楼,

Status – PR of China attorney of the company Fortschritt Qingdao Agritech Ltd.

现状-中华人民共和国 弗驰瑞特（青岛）农业机械有限公司 律师

To whom it may concern

致相关人士

Confirmation

确认书

I hereby attest, Mr. Lu Xianhui, attorney in charge of the Fortschritt Qingdao Agritech Ltd. That the corporate structure is legal and complies with the Chinese law.

我鲁贤辉，弗驰瑞特（青岛）农业机械有限公司律师，在此证明，公司结构合法，符合中国法律。

Legal representative:	Mr. Andreas Spiegler
Business license number:	91370282MA3CTTNE10
法人代表	安德烈斯 史佩戈
营业执照号码	91370282MA3CTTNE10

The company is registered in PR China, Qingdao, Jimo under the following address:

Fortschritt Qingdao Agritech Ltd.

Huanxiu Street Office

ShuangLong Industrial Park,

266201 Jimo, Qingdao, PR China

本公司在中国青岛即墨注册，注册地址如下：

弗驰瑞特（青岛）农业机械有限公司

环秀街道办事处

I consent to the inclusion of this opinion with Industrial Technical Holdings Corporation's F-1 registration statement, as amended, filed with the United States Securities and Exchange Commission.

我同意将此意见纳入 ITCH 公司提交给美国证券交易委员会的修正的 F1 注册声明中。

Lu Xianhui　　　　Date: 2020.02. 17th

2020.2.17

Attorney of Fortschritt Qingdao Agritech Ltd.

No. 81 building, Hongkong east road, 316

266000, Qingdao,
PR China

弗驰瑞特（青岛）农业机械有限公司律师

中华人民共和国，山东省青岛市香港东路 316 号，81 号楼